UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 20, 2009

Date of Report (Date of earliest event reported)

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 20, 2009, Intelsat, Ltd. (the “Registrant”), certain of its wholly-owned subsidiaries and Wells Fargo Bank, National Association, as trustee (the “Trustee”), executed two supplemental indentures providing for the removal of the restricted notes legends on certain of its securities pursuant to Rule 144 under the Securities Act of 1933, as amended. On July 20, 2009, the Registrant, Intelsat Corporation and the Trustee executed a supplemental indenture, supplementing the Indenture dated July 18, 2008, with respect to Intelsat Corporation’s 9.250% senior notes due 2014 (the “2014 Notes”). In addition on July 20, 2009, the Registrant, Intelsat Corporation and the Trustee executed a supplemental indenture, supplementing the Indenture dated July 18, 2008, with respect to the Registrant’s and Intelsat Corporation’s 9.250% senior notes due 2016 (the “2016 Notes,” together with the 2014 Notes, the “Original Notes”). Each supplemental indenture provides for the removal of the restricted notes legend on each of the Original Notes.

The foregoing description of the supplemental indentures is not complete and is qualified in its entirety by reference to the supplemental indentures, copies of which are attached as Exhibits 99.1 and 99.2 incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document Description

99.1	Supplemental Indenture dated July 20, 2009, to Indenture dated July 18, 2008 by and among Intelsat Corporation, the Registrant, other guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

99.2	Supplemental Indenture dated July 20, 2009, to Indenture dated July 18, 2008 by and among Intelsat Corporation, the Registrant, other guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT, LTD.

Date: July 22, 2009	By:	/s/ Phillip Spector
	Name:	Phillip Spector
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Supplemental Indenture dated July 20, 2009, to Indenture dated July 18, 2008 by and among Intelsat Corporation, the Registrant, other guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

99.2	Supplemental Indenture dated July 20, 2009, to Indenture dated July 18, 2008 by and among Intelsat Corporation, the Registrant, other guarantors named therein, and Wells Fargo Bank, National Association, as trustee.